Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into effectively as of December 27, 2023 (the “Effective Date”), by Mercury Capital, LLC (“Acquirer”), Alpha Partners Technology Merger Corp., a Cayman Exempt Corporation (“SPAC”), and Alpha Partners Technology Merger Sponsor LLC, a Delaware limited liability company (“Sponsor”) (each a “Party” and, collectively, the “Parties”).

WHEREAS SPAC is a special purpose acquisition company that closed its initial public offering on July 30, 2021, with 24 months initially to complete an initial business combination, which period has been extended to up to 36 months;

WHEREAS, as of the date of this Agreement, SPAC has not completed or announced a business combination;

WHEREAS, on the terms and subject to the conditions set forth herein, Acquirer seeks to purchase from Sponsor, and Sponsor seeks to sell to Acquirer, 3,902,648 founder units of the SPAC (the “Firm SPAC Securities”), each unit consisting of one Class B ordinary share and one-third of one redeemable warrant to acquire one Class B ordinary share of the SPAC (“Units”), which Firm SPAC Securities will be subject to forfeiture or transfer as set forth in Section 1(a) of this Agreement, along with contingent rights relating to additional Units as set forth in Sections 1(b) and 2(e) of this Agreement (the “Contingent SPAC Securities” and together with the Firm SPAC Securities, the “SPAC Securities”);

WHEREAS, the Sponsor shall place 2,030,860 founder units in escrow pursuant to the provisions of Section 1(b) below;

WHEREAS, non-affiliates of the Sponsor shall retain 200,000 Class A private placement units; and

WHEREAS, the Sponsor shall retain 665,000 Class A private placement units and 1,128,912 Class B founder units; and

WHEREAS, in accordance with the terms and subject to the conditions set forth herein, Acquirer will acquire all the SPAC Securities from Sponsor for a total purchase price of One Dollars ($1).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Purchase and Sale.

(a) At the Closing (as defined below), Sponsor shall sell to Acquirer, and Acquirer shall purchase from Sponsor, the Firm SPAC Securities, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, or other encumbrance, and SPAC shall cause its transfer agent to record such transfer. To the extent Sponsor and Acquirer shall be required to forfeit securities of the SPAC in connection with the SPAC’s initial business combination or transfer Units to non-affiliate investors to incentivize them to make an investment in SPAC, (i) Acquirer shall forfeit or transfer, as applicable, 70% of the total securities so forfeited or transferred, up to the total number of the Firm SPAC Securities (or securities issuable upon separation of the Firm SPAC Securities), and (ii) Sponsor shall forfeit or transfer, as applicable, 30% of the total securities so forfeited or transferred, provided Sponsor shall not be required to transfer securities of the SPAC to partners or affiliated investors of Acquirer or in connection with the allocation of shares to investors to incentivize them to not redeem their SPAC securities at the time of an extension-related meeting of shareholders or other “cashless extension.”

(b) At the Closing, Sponsor shall place 2,030,860 Units in escrow pending the closing of the SPAC’s initial business combination (the “Escrowed Units”). Sponsor may allocate Escrowed Units to unaffiliated SPAC investors that hold, and do not redeem, up to a combined 13,850,000 publicly traded SPAC shares at the time of the SPAC’s initial business combination. Units not allocated to such investors shall be allocated 70% to Acquirer and 30% to Sponsor at the closing of the SPAC’s initial business combination.

(c) The total purchase price for the SPAC Securities shall be paid as follows: $1 (One Dollar) shall be due at Closing.

(d) The closing of the transactions contemplated (the “Closing”) herein shall take place on December 28, 2023, or on such earlier date as the Parties agree in writing.

2. SPAC Liabilities; Extension Payments; Assumed Obligations.

(a) Sponsor or its affiliates shall pay off all liabilities of the SPAC accrued and outstanding as of the Closing.

(b) Sponsor or its affiliates shall pay $112,500 of Extension Contributions (as defined in the Definitive Proxy Statement of the SPAC filed with the Securities and Exchange Commission on July 7, 2023) in December 2023 (the “December 2023 Sponsor Extension Payment”). Acquirer shall arrange for an additional $112,500 of Extension Contributions to be paid in December 2023, in addition to the December 2023 Sponsor Extension Payment.

(c) Sponsor or its affiliates shall pay $112,500 of Extension Contributions in January 2024 (the “January 2024 Sponsor Extension Payment”). Acquirer shall arrange for an additional $112,500 of Extension Contributions to be paid in January 2024, in addition to the January 2024 Sponsor Extension Payment.

(d) Following the Closing, the Sponsor shall have no further obligations with respect to the SPAC and the Acquirer shall assume the following obligations: (i) to cause SPAC to file a proxy statement providing public investors with the option to accept a revised trust extension arrangement or redeem their public shares and receive their pro rata share of SPAC’s trust account (the “Trust Extension Proxy Statement”), (ii) to cause SPAC to satisfy all of its public company reporting requirements as well as taking all action to cause the SPAC to remain listed on NASDAQ, (iii) payment of all Extension Contributions (other than the December 2023 Sponsor Extension Payment and the January 2024 Sponsor Extension Payment) and working capital (if any) of the SPAC, at the discretion of Acquirer, and (iv) all other obligations of Sponsor related to the SPAC, it being understood and agreed that in the event Acquirer believes SPAC will be unable to complete a business combination, Acquirer will be under no obligation to fund additional working capital or Extension Contributions other than the Extension Contributions in December 2023 and January 2024 as set forth in Sections 2(b) and 2(c) of this Agreement.

(e) For every $1 (One Dollar) of accrued and outstanding liabilities, other than as a result of the accounting treatment of the warrants, of the SPAC that remain unpaid as of the Closing, and for every $1 (One Dollar) the December 2023 Sponsor Extension Payment is less than $112,500 or the January 2024 Sponsor Extension Payment is less than $112,500, Sponsor shall transfer five additional Units to Acquirer at the closing of the SPAC’s initial business combination.

(f) In the event that either of the following has not occurred before February 10, 2024, Acquirer agrees to refund to Sponsor or its affiliates the December 2023 Sponsor Extension Payment and the January 2024 Sponsor Extension Payment (but only if such payments were made): (i) the SPAC’s filing of the Trust Extension Proxy Statement, or (ii) approval of the SPAC’s shareholders of the extension proposal in the Trust Extension Proxy Statement and non-redemption of enough public investors such that the SPAC is able to meet the listing requirements and continue on as a NASDAQ publicly traded entity.

3. Management; Name Change. (a) Concurrently with the Closing, (i) the Acquirer shall appoint the new directors and officers of the SPAC, and (ii) the current directors shall resign as directors of the SPAC, in each case, effective as of the Closing. In addition, all current officers of the SPAC shall resign effective as of the Closing. Acquirer shall use its best efforts to change the SPAC’s name and ticker symbol, and SPAC shall reasonably cooperate with Acquirer in connection therewith, provided that Acquirer shall be obligated to solicit proxies, as necessary, to effect such name change, which can be included in the Trust Extension Proxy Statement as long as such Trust Extension Proxy Statement is filed on or before February 10, 2024; provided that the Acquirer shall use its best efforts to effect the name change of the SPAC not later than March 15, 2024 (the “Name Change Deadline”). The Acquirer agrees that none of the current officers or directors of the SPAC shall participate in the affairs of the SPAC or the Acquirer following the Closing and Acquirer shall not make any statements to any party to the contrary.

(b) Effective as of Closing, at the sole cost and expense of Acquirer, the Acquirer shall cause the SPAC’s existing D&O insurance policy to be amended to reflect the changes in the SPAC management. The Acquirer agrees that the current and former directors and officers of the SPAC will be included as covered persons under any such amended or new policy with at least the same amount of coverage as they have under the SPAC’s existing D&O insurance policy (the “Extended Policy”). In addition prior to the consummation of the initial business combination by the SPAC, and subject to the Sponsor’s approval (which shall not be unreasonably withheld, conditioned or delayed), the Acquirer shall obtain, or cause the SPAC to obtain, and pay for commercially reasonable run-off or “tail” D&O liability insurance policy coverage for a period of six ((6) years that shall be substantially similar in terms and coverage to the Extended Policy, and each of the current and former officers and directors of the SPAC shall be beneficiaries of such policy.

(c) All rights to exculpation or indemnification for acts or omissions occurring through the date of Closing now existing in favor of any of the officers and directors of the SPAC prior to the Closing as provided in the SPAC’s organization documents will survive the execution of this Agreement and the Closing and will continue in full force and effect in accordance with their terms, and the Acquirer will not permit the SPAC to amend such rights or eliminate or reduce such rights except to the extent required by law.

(d) Notwithstanding anything to the contrary herein, each of the Parties agrees that the provisions of each of the indemnity agreements between the SPAC and each of the current and former officers and directors of the SPAC (together, the “Indemnity Agreements”) shall remain in full force and effect notwithstanding any resignation of the officers and directors of the SPAC. Each of the Parties agrees that, notwithstanding any provision of the Indemnity Agreements, each Indemnity Agreement shall continue to be binding and remain in full force and effect after any indemnitee thereunder has ceased to serve as an officer or director of the SPAC.

(e) The Acquirer hereby agrees and acknowledges that the Sponsor is not conveying ownership rights or granting the Acquirer or any affiliate of the Acquirer a license to use any of the trade names, trademarks, service marks, logos or domain names of the Sponsor or any of its affiliates and after the Name Change Deadline, neither the SPAC nor the Acquirer shall use, or permit any affiliate to use, in any manner the names or marks of the Sponsor or its affiliates.

4. Liabilities. SPAC confirms to Acquirer that as of the date of this Agreement, its unaudited balance sheet, including the amounts owed from or due by entity, is as set forth on Exhibit A to this Agreement. Sponsor represents that Exhibit B represents all the of the outstanding securities of SPAC held by Sponsor.

5. Limitation on Transfer. Acquirer acknowledges and agrees that the SPAC Securities are subject to the limitations on transfer set forth in Section 8 of this Agreement.

6. Title. Sponsor represents and warrants to Acquirer that Sponsor has good and marketable title to the Firm SPAC Securities free and clear of all liens and encumbrances and that, following the Closing and upon updating the records of ownership, Acquirer will have good and marketable title to the Firm SPAC Securities, subject to the provisions set forth in Section 1(a) of this Agreement. Sponsor further represents and warrants to Acquirer that Sponsor has good and marketable title to the Contingent SPAC Securities free and clear of all liens and encumbrances and that, following the closing of the SPAC’s initial business combination and subject to the issuance of any Contingent SPAC Securities to Acquirer pursuant to Section 1(b) or Section 2(e) of this Agreement, Acquirer will have good and marketable title to the Contingent SPAC Securities.

7. Representations and Warranties. Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

(a) such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder;

(b) the execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party;

(c) this Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(d) SPAC and Sponsor have received all third-party consents to the transfer of the SPAC Securities and such consents have been shared with Acquirer.

8. Acknowledgements. Each Party acknowledges and agrees that the transfer has not been registered under the Securities Act or under any state securities laws and Acquirer represents that it:

(a) is acquiring the SPAC Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws;

(b) will not sell or otherwise dispose of any of the SPAC Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any limitations set forth in any agreements described in the Prospectus dated July 29, 2021 relating to the initial public offering of the SPAC;

(c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision, and has conducted a review of the business and affairs of SPAC that it considers sufficient and reasonable for purposes of making the transfer and that it has had the opportunity to ask such questions and receive answers from, representatives of the SPAC and the Sponsor concerning the terms and conditions of the offering of the SPAC Securities;

(d) is an “accredited investor” (as defined by Rule 501 of the Securities Act); and

(e) understands that the SPAC Securities are in book entry form, registered on registers maintained by or on behalf of the SPAC and are not cleared in DTC or any other clearing system.

9. Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

11. Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

12. No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

13. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15. Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

16. Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

17. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Acquirer:	Mercury Capital, LLC
4413 South Nepal Street
Centennial, CO 80015
Attn: Kanishka Roy
Email: [omitted]

With a copy to:	Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, CO 80202
Attn: David Crandall
E-mail: david.crandall@hoganlovells.com

If to SPAC or Sponsor:	Alpha Partners Technology Merger Sponsor LLC
Empire State Building, Suite 4215
New York, New York 10018
Attn: Sean O’Brien
Email: [omitted]

With a copy to:	Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew Tucker
Email: andy.tucker@nelsonmullins.com

18. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

19. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the Effective Date.

ACQUIRER:

Mercury Capital, LLC

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	President

SPAC:

Alpha Partners Technology Merger Corp.

By:	/s/ Sean O’Brien
Name:	Sean O’Brien
Title:	Chief Financial Officer

SPONSOR:

Alpha Partners Technology Merger Sponsor LLC

By:	Brotman Ventures, LLC

By:	/s/ Steve Brotman
Name:	Steve Brotman
Title:	Manager